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                                                                    EXHIBIT 10.7

                                CGA GROUP, LTD.
                             2000 STOCK OPTION PLAN

                                   ARTICLE I

                                    PURPOSE

     This CGA Group, Ltd. 2000 Stock Option Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company and its Subsidiaries upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan may either be "incentive stock options" intended to qualify as such under the Internal Revenue Code, or "nonqualified stock options," which are not intended to so qualify.

                                   ARTICLE II

                                  DEFINITIONS

     (a) "Board" means the Board of Directors of the Company.

     (b) "Change in Control" shall have the meaning set forth in Section 9.4.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Common Stock" means the Company's Common Stock, par value U.S. $.01 per share, and any other securities into which or for which any of the Company's Common Stock may be converted or exchanged as set forth in the Company's Bye-laws.

     (e) "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

     (f) "Company" means CGA Group, Ltd., a Company with limited liability organized under the laws of Bermuda, and any company which shall succeed to or assume the obligations of the Company hereunder.

     (g) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

     (h) "Eligible Person" means any person who is an employee of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee of the Company or any Subsidiary.

     (i) "Employee" means any person who is an employee of the Company or any Subsidiary; provided, however, that with respect to Incentive Stock Options, "Employee" means

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any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation sec. 1.421-7(h).

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" of a share of Common Stock as of a given date means the fair market value of the Common Stock as determined by the Committee in whatever manner it considers appropriate.

     (l) "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of section 422 of the Code and the regulations promulgated thereunder.

     (m) "IPO" shall mean the consummation of an initial public offering registered under the Securities Exchange Act of 1933 of any class of the Company's common equity securities in which the Company receives net proceeds of at least $50,000,000.00.

     (n) "Liquidity Event" means the consummation of (i) an IPO or (ii) a Change In Control (as defined in Section 9.4 hereof).

     (o) "Net Income" means the dollar amount reported on the corresponding line item of the Company's audited statement of operations for the applicable fiscal years, as determined according to U.S. Generally Accepted Accounting Principles, adjusted by the amount determined by the Committee, in good faith, to represent
(i) capital gains or losses from investment activity, (ii) savings or expenses from a refinancing of the Company's Preferred A shares (unless such refinancing is by an independent third-party and is not associated with a recapitalization of the Company's equity capital structure), (iii) business acquisitions and dispositions and (iv) any other extraordinary, unusual or nonrecurring items of income or expense, change in accounting principles or revaluation of assets.

     (p) "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

     (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

     (r) "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

     (s) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

     (t) "Partial Sale" means a transfer, in one transaction or a series of related transactions, of a majority of the Common Stock by the shareholders of such Common Stock in a transaction which is subject to a "Tag Along Right" pursuant to Section (1)(d) of the Shareholders Agreement.

     (u) "Plan" means this CGA Group, Ltd. 2000 Stock Option Plan.

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     (v) "Prior Warrant" means any outstanding warrant to purchase Common Stock that was granted under the CGA Group, Ltd. Employee Stock Warrant Plan.

     (w) "Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

     (x) "Shareholders Agreement" means the CGA Group, Ltd. Shareholders Agreement, dated June 12, 1997, as amended and restated as of March 31, 1999.

     (y) "Subsidiary" means a subsidiary corporation of the Company, within the meaning of section 424(f) of the Code.

                                  ARTICLE III

                                  ELIGIBILITY

     All Eligible Persons are eligible to receive a grant of an Option under the Plan. Only those Eligible Persons designated by the Company's Chief Executive Officer and approved by the Committee from time to time shall be granted an Option.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.1 Committee Members. The Plan shall be administered by the Committee acting upon the recommendations of the Company's Chief Executive Officer.

     4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option, the time or times when each Option shall become exercisable and the duration of the exercise period.

     Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Option Agreement entered into hereunder.

     4.3 Majority Rule. A majority of the members of the Committee (or, if less than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

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     4.4 Company Assistance.  The Company shall supply full and timely information to the Committee on all matters relating to Eligible Persons, their employment with the Company or a Subsidiary, their death, disability or other termination of employment, and such other pertinent facts as the Committee may require.

                                   ARTICLE V

                             SHARES SUBJECT TO PLAN

     5.1 Number of Shares.  Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 8,400,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate or expire for any reason without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

     5.2 Maximum Individual Limit. An Eligible Employee may be granted multiple Options under the Plan. Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the maximum number of shares of Common Stock subject to all Options granted under the Plan to any one individual during the Plan's term shall be limited to 1,500,000 shares.

     5.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its assets, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for other shares of stock or any other consideration, or in the case of any other transaction described in section 424(a) of the Code, the Committee shall change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options, the Option Price of such shares and/or the maximum number of shares that may be granted to any one individual during the Plan's term in the manner that it shall deem to be equitable and appropriate. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of section 424(h)(3) of the Code without the consent of any affected Optionee. In the event of any merger, consolidation, reorganization or similar corporate event in which shares of the Common Stock are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel any outstanding Option in exchange for payment in cash equal to the excess, if any, of the Cash Consideration per share for the shares underlying such Option over the Option Price for such shares.

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                                   ARTICLE VI

                                 STOCK OPTIONS

     6.1 Grant of Options. An Option may be granted to any Eligible Person designated by the Company's Chief Executive Officer and approved by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Chief Executive Officer and Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The Committee may condition the grant of an Option upon the consent of an Eligible Person to the cancellation of his rights under a Prior Warrant in exchange for rights granted under such Option. The Company and the Optionee shall execute an Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

     6.2 Option Price. The Option Price shall be determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

     6.3 Vesting. Unless otherwise provided by the Committee in an Option Agreement, Options shall vest and become exercisable as to 25% of the number of shares covered thereby on the December 31st next following the Date of Grant and on each of the three following December 31sts, provided that the Optionee is an Eligible Person on each of the respective vesting dates. For the avoidance of doubt, if the Date of Grant of an Option is in calendar year 2000, 25% of the number of shares covered thereby will vest on each of December 31, 2000, 2001, 2002 and 2003. Notwithstanding the foregoing, with respect to any Option that is granted in cancellation of a Prior Warrant, the Option shall be vested on the Date of Grant as to the same number of shares that had become vested and exercisable under the Prior Warrant as of such date, and any remaining shares shall become vested and exercisable thereafter as to 25% of the number of shares covered thereby on the December 31st next following the Date of Grant and on each of the three following December 31sts, provided that the Optionee is an Eligible Person on each of the respective vesting dates, unless provided otherwise by the Committee in an Option Agreement. The Committee, in its sole discretion, may accelerate the exercisability of any Option at any time and for any reason.

     6.4 Term of Option. The period during which a vested Option may be exercised shall be determined by the Committee, subject to a maximum term of ten years from the Date of Grant and such other limitations as may apply upon the termination of an Optionee's employment, as provided in Article VIII hereof.

     6.5 Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Option Agreement, an Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified

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number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent acceptable to the Committee, (ii) at the discretion of the Committee, in Common Stock that has been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise, (iii) at the discretion of the Committee, by having the Company withhold a sufficient number of shares of Common Stock otherwise issuable to the Optionee upon exercise of an Option under the Plan, or any other stock option held by the Eligible Person with respect to the Common Stock, so that the value of such option shares so withheld will equal the aggregate Option Price (or portion thereof) to be paid by the Optionee,
(iv) at the discretion of the Committee, by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Option Agreement. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing that is approved by the Committee and set forth in the Option Agreement.

     6.6 Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

                                  ARTICLE VII

                           ADDITIONAL RULES FOR ISOS

     7.1 Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

     7.2 Ten-Percent Owners. Notwithstanding any other provisions of this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten-Percent Owner (defined below), (i) the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant and (ii) the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant. For purposes hereof, a Ten-Percent Owner means an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of

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the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

     7.3 Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an incentive stock option under section 422 of the Code. An Option Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of an Optionee only by such Optionee.

     7.4 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                                  ARTICLE VIII

                           TERMINATION OF EMPLOYMENT

     8.1 Death. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee shall die at any time after the Date of Grant or within ninety-days following the termination of employment, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 10.1 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the time period specified below, subject to the maximum term of the Option, to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. Subject to Section 9.2 hereof, if death shall occur prior to a Liquidity Event, such period shall be the period ending ninety days from the occurrence of a Liquidity Event, and if death shall occur on or after a Liquidity Event, such period shall be the period ending two years from the date of death.

     8.2 Disability. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment shall be terminated as a result of his permanent and total disability (within the meaning of section 22(e)(3) of the Code) at any time after the Date of Grant or within ninety days following such termination of employment, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during the time period specified below, subject to the maximum term of the Option, to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's termination of employment as a result of his permanent and total disability and shall not have been previously exercised. Subject to Section 9.2 hereof, if the Optionee's termination of employment as a result of permanent and total disability shall

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occur prior to a Liquidity Event, such period shall be the period ending ninety days from the occurrence of a Liquidity Event, and if the Optionee's termination of employment as a result of permanent and total disability shall occur on or after a Liquidity Event, such period shall be the period ending one year from the date of such termination.

     8.3 Termination for Cause. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment shall be terminated for "cause," the Optionee shall forfeit all vested and unvested Options granted under the Plan and all rights thereunder shall cease. As used in this Plan, termination for "cause" shall mean a termination of the Optionee's employment by the Company or a Subsidiary for "cause" as defined under such Optionee's employment agreement with the Company or a Subsidiary, or, in the case of an Optionee who is not employed pursuant to an employment agreement, termination for "cause" shall include, but not be limited to, the following acts by the Optionee: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in material injury to the Company or any Subsidiary, (iv) significant activities harmful to the reputation of the Company or any Subsidiary, (v) a significant violation of Company or Subsidiary operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or (vi) a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

     8.4 Other Termination of Employment. Unless otherwise provided by the Committee and set forth in the Option Agreement, if an Optionee's employment with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for "cause," the Optionee shall have the right, during the time period specified below, subject to the maximum term of the Option, to exercise the Option to the extent that it was exercisable at the date of the Optionee's termination of employment and shall not have been exercised. Subject to Section 9.2 hereof, if the Optionee's termination of employment shall occur prior to a Liquidity Event, such period shall be the period ending ninety-days from the occurrence of a Liquidity Event, and if the Optionee's termination of employment shall occur on or after a Liquidity Event, such period shall be the period ending ninety days from the date of such termination. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of ninety days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

     8.5 Noncompetition Restriction. In the event the Optionee terminates employment with the Company or a Subsidiary and, within the one year period following such termination of employment, becomes employed by an entity engaged in any business that competes with the business(es) then being conducted by the Company and its Subsidiaries (which, for the avoidance of doubt, shall include attempting to start up a business enterprise intended to compete with the business(es) then being conducted by the Company and its Subsidiaries) ("Competing Entity"), the Optionee shall (i) immediately forfeit the right to

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exercise any Options that are outstanding at the time of the violation and (ii)
remit to the Company in cash, payable within five days of the Optionee's employment by such Competing Entity, the amount of any gains (measured by the difference between the aggregate Fair Market Value on the date of exercise of shares of Common Stock underlying the Option and the aggregate exercise price of such shares of Common Stock underlying the Option) realized by the Optionee upon the exercise of Options at any time following his termination of employment or within the one year period prior to termination of employment with the Company or a Subsidiary.

                                   ARTICLE IX

                LIQUIDITY EVENT, CASH-OUT RIGHT AND PARTIAL SALE

     9.1 Full Vesting. Unless otherwise provided by the Committee and set forth in the Option Agreement, upon a Liquidity Event, each share of Common Stock covered by an outstanding Option, to the extent that it shall not previously have become vested and exercisable, or shall have been cashed-out pursuant to
Section 9.2, shall automatically become immediately vested and exercisable without regard to any otherwise applicable vesting requirement.

     9.2 Cash-Out Right. In the event that (i) a Liquidity Event does not occur on or prior to June 30, 2004 (or such later date as may be specified by the Committee in an Option Agreement) and (ii) the actual aggregate Net Income of the Company for the five fiscal years 2000 through 2004 is equal to or greater than 85 percent of the current aggregate projected amount of Net Income for such period of $93.1 million (as adjusted by the Committee, in its discretion and in good faith, taking into account the anticipated affect on the value of the Common Stock upon the Company's receipt of a AAA rating from Fitch IBCA, Inc.), then each Optionee shall be entitled to elect, on a one-time basis in the manner specified by the Committee between April 1, 2004 and June 30, 2004, to receive a "cash-out" payment in exchange for the cancellation of all or a portion of vested shares of Common Stock subject to the Option. Shares of Common Stock subject to the Option that are not vested as of June 30, 2004 shall be cancelled. The Company shall notify each Optionee, in writing, by May 31, 2004, of the right to make a cash-out election.

     The aggregate amount available for all such cash-outs to Optionees shall be equal to ten (10) percent of the actual aggregate Net Income of the Company for the five fiscal years 2000 through 2004 (the "Cash-Out Pool"). The cash-out amount for an Optionee shall be an amount equal to (A) the Cash-Out Pool multiplied by (B) a fraction, the numerator of which is (1) the number of vested shares of Common Stock subject to an Option that the Optionee has elected to cash-out pursuant to this Section 9.2, and (2) the denominator of which equals 8,400,000. The cash-out payment shall be made as promptly as reasonably practicable after the release of the Company's audited financial results for the year ending December 31, 2004. The Company shall deduct the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such cash-out election.

     9.3 Partial Sale. If at any time or from time to time there is a Partial Sale of the Company, then the Company shall notify each Optionee, in writing, of such transfer and its

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terms and conditions. Within twenty-days of the date that such notice is given to such Optionees, each Optionee shall notify the Company of the Optionee's intent to cash-out a percentage of the shares of Common Stock covered by Options equal to the percentage of shares of Common Stock being transferred by the shareholders of the Company (exclusive of the shares of Common Stock covered by Options). The cash-out amount per share shall be the same price per share received by the shareholders of the Company in the Partial Sale (with the value of any non-cash proceeds being determined by the Committee in its sole discretion), less the exercise price per share of Common Stock covered by the Option. For purposes of this Section 9.3, any outstanding Options shall, to the extent not previously vested, be deemed vested for that number of shares which may be cashed-out in accordance with the preceding sentences.

     9.4 Definitions. For purposes of this Article 9, the following definitions shall apply.

     (1)  A "Change in Control" shall be deemed to have occurred when:

          (a) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company;

          (b) The cessation, for any reason, by individuals who, as of the date hereof, are members of the Board who constitute a majority of such Board, unless the designation of any new individual as a director is pursuant to the right to designate a director granted to certain members under the Bye-laws of the Company, and such new director shall be considered as a member of such Board; or

          (c) Approval by stockholders and consummation of: (1) a merger or consolidation if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation; or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company other than an agreement for such sale or disposition to a corporation which, immediately prior to such sale or disposition, is owned directly or indirectly by the stockholders of the Company in materially the same proportion as their ownership of stock immediately prior to such sale or disposition.

     Notwithstanding anything to the contrary contained above, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the then outstanding securities is, or all or substantially all of the assets of the Company are, acquired by: (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company; or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the

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Company in materially the same proportion as their ownership of stock immediately prior to such acquisition.

                                   ARTICLE X

                             TRANSFER RESTRICTIONS

     10.1 Limited Transferability of Nonqualified Stock Options. All Options shall be nontransferable except (i) upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or (ii) in the case Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. As determined by the Committee in its sole discretion, an Option Agreement for a Nonqualified Stock Option may provide that the Optionee shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Optionee's family member or trust or entity for the benefit of a family member or members. The transfer of a Nonqualified Stock Option shall be subject to Section 10.2 hereof and may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Optionee at the time of the transfer. Subsequent transfers by a transferee of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

     10.2 Shareholders Agreement. As a condition to the Optionee's right to acquire shares of Common Stock under this Plan, the Optionee shall be required to execute and agree to be bound by the terms and conditions of the Shareholders Agreement, and the Company agrees that Optionee shall be afforded the rights and privileges set forth in such Shareholders Agreement with respect to the Common Stock.

                                   ARTICLE XI

                               STOCK CERTIFICATES

     11.1 Issuance of Certificates. Subject to Section 11.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option. The Committee may require the Optionee to enter into an escrow agreement providing that the certificates representing Common Stock issued pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

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     11.2 Conditions.  The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

     (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

     (ii) the Optionee's execution of the Shareholders Agreement in accordance with Section 10.2 hereof;

     (iii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

     (iv) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

     (v) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

     (vi) if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

     11.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations. The Committee may require that certificates representing Common Stock issued under the Plan bear a legend making appropriate reference to the restrictions imposed under the Plan and the Option Agreement.

                                  ARTICLE XII

                   EFFECTIVE DATE, TERMINATION AND AMENDMENT

     12.1 Effective Date; Stockholder Approval. The Plan shall become effective as of March 2, 2000, the date of its adoption by the Board; provided, however, that no Incentive Stock Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board.

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     12.2 Termination.  The Plan shall terminate on the date immediately preceding the fifth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

     12.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with section 422 of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.


                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Employment. Nothing in the Plan, in the grant of any Option or in any Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

     13.2 Rights as Stockholder. An Optionee or the permitted transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

     13.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Committee or provided by the terms of such plan.

     13.4 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.


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     13.5 Construction and Interpretation.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     13.6 Severability. If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     13.7 Governing Law. The validity and construction of this Plan and of the Option Agreements shall be governed by the laws of the State of New York.

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